SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

July 23, 2004
Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.01
EXHIBIT 10.02
EXHIBIT 10.03
EXHIBIT 10.04

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Western Place I & II – Fort Worth, Texas

On July 23, 2004, G REIT, Inc. (the “Company”) through GREIT-Western Place, LP, a Texas limited partnership, purchased a 78.5% undivided tenant in common interest in Western Place I & II in Fort Worth, Texas from an unaffiliated third party. Unaffiliated entities purchased the remaining 21.5% tenant in common interests in the property. The total purchase price for Western Place I & II was $33,500,000; the Company’s proportionate share of the purchase price was $26,297,500. The purchase was financed with a $24,000,000 loan from LaSalle Bank National Association. The three-year loan requires interest only payments at a rate of one-month LIBOR plus 2.9%, subject to a 4.65% floor. The Company’s proportionate share of the debt is $18,840,000. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of $1,000,000, or 3% of the purchase price.

Western Place I & II is a multi-tenant Class A two-building office portfolio located just west of downtown Fort Worth totaling 431,000 square feet. The property occupies 13 acres of land and is bordered to the south by Interstate 30. The property is 81.12% leased with 10.5% leased by Computer Science Corporation.

The property consists of two 10-story buildings completed in 1978 and 1981. Leases totaling 70,255 square feet, or 16.29% of the property’s gross leaseable area, expire in the next twelve months.

The Company anticipates making initial capital improvements to the property of $1,400,000, including elevator and fire panel upgrades, sidewalk repairs and Building I’s roof replacement. A Phase I environmental assessment completed in connection with the purchase of Western Place I & II found no hazardous conditions; however, secondary containment provisions will be made for an above-ground storage tank located on the property at a cost of less than $1,000. For federal income tax purposes, the depreciable basis for the property is $28,500,000.

The Company has retained Realty to manage Western Place I & II for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

2

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits
10.01	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of February 27, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

10.02	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated March 29, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

10.03	Reinstatement and Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated May 4, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

10.04	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 8, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: August 4, 2004	By:	/s/ ANTHONY W. THOMPSON
Anthony W. Thompson
President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibits	Description
10.01	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of February 27, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

10.02	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated March 29, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

10.03	Reinstatement and Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated May 4, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

10.04	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 8, 2004 by and between Western Place Skyrise, Ltd. and Triple Net Properties, LLC.

5